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PROSPECTUS SUPPLEMENT
(To Prospectus dated July 22, 2011)

Filed pursuant to Rule 424(b)(5)
Commission File No. 333-175046

WAVE SYSTEMS CORP.

3,324,750 SHARES
CLASS A COMMON STOCK
WARRANTS TO PURCHASE UP TO 1,662,375 SHARES OF CLASS A COMMON STOCK

        Wave Systems Corp. ("Wave") is offering certain purchasers (the "Purchasers") 3,324,750 shares of its Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. The Class A common stock will be purchased at the negotiated price of $1.0025 per share. The Purchasers will also receive warrants (the "Warrants") to purchase up to 1,662,375 shares of Class A common stock at an exercise price of $0.94. These Warrants are exercisable for a period of five (5) years beginning on the date of issuance.

        Our Class A common stock is traded on the NASDAQ Capital Market under the ticker symbol "WAVX." The last reported sale price of our Class A common stock on October 18, 2012 was $0.94 per share.

        In connection with this offering, Dawson James Securities, Inc. (the "placement agent") acted as the exclusive placement agent. We will pay a cash fee to the placement agent in an amount equal to 6% of the gross proceeds paid to Wave in connection with the offering. See "Plan of Distribution" beginning on page S-16 of this prospectus supplement for more information regarding these arrangements. The placement agent is not purchasing or selling any of the securities we are offering and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.

	Per Common Share/ Total for Common Shares	Per Warrant Share (wt. avg.)/Total for Warrant Shares	Total Offering

Offering Price	$1.0025/$3,333,062	$0.94/$1,562,632	$0.982/$4,895,694

Placement Agent Fees(1)	$0.0602 /$199,984		$0.04/ $199,984

Proceeds before expenses to us	$0.9423/ $3,133,078	$0.94/$1,562,632	$0.942/$4,695,710

(1)
In addition, we will reimburse the expenses of the placement agent in an amount up to $30,000.

        We estimate the total expenses of this offering, excluding the placement agents' fees and reimbursable expenses, will be approximately $30,000.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-5.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 18, 2012.

1

ABOUT THIS PROSPECTUS

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to "the Company," "we," "us," "our," or similar references mean Wave Systems Corp.

        The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and our Class A common stock and the Warrants. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the Class A common stock or the Warrants offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or Class A common stock is sold on a later date.

        Information that we file with the Securities and Exchange Commission (the "SEC") subsequent to the date on the cover will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed in the accompanying prospectus and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we issue all of the common stock offered pursuant to this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Documents by Reference."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," and other similar expressions or the negative of these terms. You should be aware that the matters described in our forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Statements regarding the following subjects are forward-looking by their nature:

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  our business strategies;

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  market trends and risks;

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  assumptions regarding economic conditions;

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  circumstances affecting anticipated revenues and costs; and

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  legislative, regulatory and competitive developments.

        These forward-looking statements are subject to various risks and uncertainties, including those related to:

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  our ability to successfully develop products;

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  rapid technological change in our markets;

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  anticipated sources of future revenues;

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  changes in demand for our future products;

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  our ability to raise capital in the future; and

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  the adequacy of our capital resources to fund our operations.

        Other risks, uncertainties and factors, including those discussed under "Risk Factors" in the prospectus accompanying this prospectus supplement or in periodic reports that we file from time to time with the SEC and have incorporated by reference into the prospectus and this prospectus supplement could cause our actual results to differ materially from those projected in any forward-looking statements we make. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our Class A common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

THE OFFERING

Class A common stock offered	3,324,750 shares
Warrants to Purchase Class A Common Stock	1,662,375 shares
Class A common stock to be outstanding after this offering	104,649,588 shares (not including warrant shares)
Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement and the related accompanying prospectus to provide working capital for our business. See "Use of Proceeds" below.

NASDAQ Capital Market symbol	WAVX
Risk factors

This investment involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

MARKET PRICE AND DIVIDENDS ON OUR STOCK

Recent Market Prices

        The high and low bid prices for our Class A common stock as reported by Nasdaq for the periods indicated are as follows. Such prices are inter-dealer prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2010:
First Quarter	4.75	1.41
Second Quarter	4.20	2.20
Third Quarter	3.35	1.76
Fourth Quarter	4.64	2.15
Year Ended December 31, 2011:
First Quarter	5.31	2.76
Second Quarter	3.52	2.10
Third Quarter	2.93	1.88
Fourth Quarter	2.92	2.01
Year Ended December 31, 2012:
First Quarter	2.59	1.60
Second Quarter	1.92	0.65
Third Quarter (through October 18, 2012)	1.15	0.53

        As of October 18, 2012, there were approximately 19,400 owners of record of our Class A common stock and 11 owners of record of our Class B common stock.

Dividend Policy

        We have never declared nor paid any cash dividends on our capital stock. We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

 RISK FACTORS

        AN INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES VARIOUS RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 2 OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT, TOGETHER WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE PURCHASING OUR CLASS A COMMON STOCK. IF ANY OF THE RISKS DISCUSSED IN THE ACCOMPANYING PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS, PROSPECTS OR FINANCIAL CONDITION COULD BE HARMED. THIS COULD CAUSE THE MARKET PRICE OF OUR CLASS A COMMON STOCK TO DECLINE AND COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.

        In addition to the risk factors disclosed in the prospectus dated July 22, 2011, in our most recent filing on Form 10-K made with the SEC on March 30, 2012 and our most recent filings on Form 10-Q made with the SEC on May 10, 2012 and August 9, 2012, we believe the following risk factors also should be considered prior to purchasing any of the securities offered for sale pursuant to the prospectus:

In preparing our financial statements for the fiscal year ended December 31, 2011, we identified a material weakness in our internal control over financial reporting, and our failure to remedy this or other material weaknesses could result in material misstatements in our financial statements.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) promulgated under the Exchange Act. Our management identified a material weakness in our internal control over financial reporting as of December 31, 2011. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified by management as of December 31, 2011 consisted of inadequate and ineffective controls and procedures for non-routine transactions, specifically in relation to our acquisition of Safend. See "Item 9A—Management's annual report on internal control over financial reporting" included in the December 31, 2011 Form 10-K filed on March 30, 2012 for further information.

        We have begun to implement remedial measures designed to address this material weakness. If our remedial measures are insufficient to address this material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

Our business, financial condition and results of operations may be adversely affected by the unprecedented economic and market conditions.

        The recent global economic downturn could significantly and adversely affect our business, financial condition and results of operations in various ways. The decline in economic conditions has negatively impacted the demand for our products and services and our ability to conduct our business, thereby reducing our revenues and earnings. In addition, the economic downturn, has negatively impacted, and/or may negatively impact among other things:

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  the continued growth and development of our business;

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  our liquidity;

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  our ability to raise capital and obtain financing; and

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  the price of our common stock.

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

        We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave's revenue during the three-months ended June 30, 2012 was less than operating expenses as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of the digital security industry in which we operate. As of June 30, 2012, we had an accumulated deficit of approximately $377.8 million and negative working capital of approximately $7.0 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

  To achieve profitability we must, among other things:

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  continue to convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

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  convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing:

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  convince consumers to choose to order, purchase and accept products using our products and services;

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  continue to maintain the necessary resources, especially talented software programmers;

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  continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

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  generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

        If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued R&D and business development activities that will be necessary to commercialize our technology. We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        In addition to our efforts to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave may evaluate additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders' ownership will be diluted and the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate, which would in turn impede our ability to achieve our business objectives. Even if we are successful in raising additional capital, uncertainty with respect to Wave's viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave's business model is viable. If we are not successful in generating sufficient cash flow or obtaining additional funding, we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures or continue as a going concern.

A single customer accounts for a significant portion of our revenues and, therefore, the loss of that customer may have a material adverse effect on our results of operations.

        We expect that a small number of customers will continue to account for a large portion of our revenues for the foreseeable future. We have one customer that accounted for approximately 54% of our revenue for the three-month period ended June 30, 2012. If our relationship with any of our significant customers were disrupted, we could lose a significant portion of our anticipated revenues which may have a material adverse effect on our results of operations.

        Factors that could influence our relationships with our customers include, among other things:

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  our ability to sell our products at prices that are competitive with our competitors;

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  our ability to maintain features and quality standards for our products sufficient to meet the expectations of our customers; and

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  our ability to produce and deliver a sufficient quantity of our products in a timely manner to meet our customers' requirements.

If our OEM customers fail to purchase our components or to sell sufficient quantities of their products incorporating our components, or if our OEM customers' sales timing and volume fluctuates, it may have a material adverse effect on our results of operations.

        Sales to a relatively small number of OEM customers, as opposed to direct retail sales to end customers, comprise a large portion of our revenues. For example, we have one customer that accounted for approximately 54% of our revenue for the three-month period ended June 30, 2012. Our ability to make sales to OEM customers depends on our ability to compete on price, delivery and quality. The timing and volume of these sales depend upon the sales levels and shipping schedules for the products into which our OEM customers incorporate our products. Thus, even if we develop a successful component, our sales will not increase unless the product into which our component is incorporated is successful. If our OEM customers decide not to incorporate our products as components of their products, or fail to sell a sufficient quantity of products incorporating our components, or if the OEM customers' sales timing and volume fluctuate, it may lead to a reduction in our sales and have a material adverse effect on our results of operations.

Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

        The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

        Wave's business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

        As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

        Wave's product offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems, such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

        Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

Our products have not been accepted as industry standards, which may slow their sales growth.

        We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology, and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

If we do not keep up with technological changes, our product development and business growth will suffer.

        Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements and emerging industry standards, our success will depend upon, among other things, our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer and we may not have the ability to remain in business.

We are subject to risks relating to potential security breaches of our software products.

        Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

        A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks. If the security of products or services is breached, our results of operations may be materially adversely affected by the liability resulting from the breach.

Competition and competing technologies may render some or all of our products non-competitive or obsolete.

        An increasing number of market entrants have introduced or are developing products and services that compete with Wave's. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave's potential competitors include security solutions providers such as RSA Security, Inc. (a division of EMC), Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Utimaco (acquired by Sophos), PGP (acquired by Symantec), Credant, SafeBoot (acquired by McAfee), SafeNet, WinMagic, Secude (acquired by SAP) and GuardianEdge (acquired by Symantec) and major systems integrators such as IBM, HP and EDS. In addition, Wave competes with other client security applications companies that are developing trusted computing applications including Softex Incorporated, Phoenix Technologies Ltd., Infineon Technologies AG and Microsoft.

        Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave's early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

        Due in large part to Wave's early stage and lesser name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems' integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

Product defects or development delays may limit our ability to sell our products.

        We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market's demand.

If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

        We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

        Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

        We rely on trade secrets and proprietary know-how which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. However, intellectual property laws may not adequately protect our technology. We have registered various trademark and service mark registrations with the United States Patent and Trademark Office. Wave may apply for additional name and logo marks in the United States and foreign jurisdictions in the future, but we cannot be assured that registration of any of these trademarks will be granted.

We conduct a portion of our operations in the State of Israel and, therefore, political, economic and military instability in Israel and its region may adversely affect our business.

        Safend's operations are located in the State of Israel which will constitute a material portion of our business. Accordingly, political, economic and military conditions in Israel and the surrounding region may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Although Israel has entered into peace treaties with Egypt and Jordan, and various agreements with the Palestinian Authority, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians and others, since September 2000. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created heightened unrest and uncertainty in the region. In mid-2006, Israel engaged in an armed conflict with Hezbollah, a Shiite Islamist militia group based in Lebanon, and in June 2007, there was an escalation in violence in the Gaza Strip. From December 2008 through January 2009, Israel engaged in an armed conflict with Hamas, which involved missile strikes against civilian targets in various parts of Israel and which negatively affected business conditions in Israel. Presently, there is great international concern in connection with Iran's efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran's successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel.

        Recent political uprisings, regime changes and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and have raised new concerns regarding security in the region and the potential for armed conflict. Among other things, this instability may affect the global economy and marketplace through changes in oil and gas prices. Further escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and the portion of our business related to our operations there.

Safend received Israeli government grants for certain of its research and development activities. The terms of these grants may require Safend to meet certain requirements in order to manufacture products and transfer technologies outside of Israel. Safend may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.

        The research and development efforts of Safend have been financed, in part, through grants that Safend has received from the Israeli Office of the Chief Scientist ("OCS"). Safend therefore must comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations (the "Research Law") regarding the intellectual property and products generated by Safend. The terms of these grants and the Research Law restrict the transfer of know-how if such know-how is related to products, know-how and/or technologies which were developed using the OCS grants, and the transfer of manufacturing or manufacturing rights of such products, technologies and/or know-how outside of Israel without the prior approval, pursuant to the Research Law, of the appropriate authority of the OCS. Therefore, the discretionary approval of an

OCS committee will be required for any transfer to third parties outside of Israel of rights related to certain of Safend's technologies which have been developed with OCS funding. Safend may not receive the required approvals should it wish to transfer this technology and/or development outside of Israel in the future.

        Furthermore, the OCS may impose certain conditions on any arrangement under which Safend transfers technology or development out of Israel. Overseas transfers of technology, manufacturing and/or development from OCS funded programs, even if approved by the OCS, may be subject to restrictions set forth in the Research Law. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. If Safend fails to comply with the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any OCS payments previously received by Safend, together with interest and penalties, and may also be subject to criminal penalties.

We may not be able to realize all of the anticipated benefits of our acquisition of Safend if we fail to integrate Safend successfully, which could reduce our profitability.

        Our ability to realize the anticipated benefits of our acquisition of Safend will depend, in part, on our ability to integrate the business of Safend successfully and efficiently with our business. The combination of two independent companies is a complex, costly and time-consuming process. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, preclude realization of the full benefits expected by us. If we are not successful in this integration, our financial results could be adversely impacted. Our management will be required to dedicate significant time and effort to this integration process, which could divert their attention from other business concerns. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other relationships, a loss of key employees, and diversion of management's attention, and may cause our stock price to decline. The difficulties of combining the operations of the two companies include, among others:

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  challenges associated with minimizing the diversion of management attention from ongoing business concerns;

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  addressing differences in the business cultures of Wave and Safend;

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  coordinating geographically separate organizations which may be subject to additional complications resulting from being geographically distant from our other operations;

  •
  coordinating and combining international operations, information systems, relationships, and facilities, and eliminating duplicative operations;

  •
  retaining key employees and maintaining employee moral;

  •
  unanticipated changes in general business or market conditions that might interfere with our ability to carry out all of its integration plans; and

  •
  preserving important strategic and customer relationships.

        In addition, even if Safend's operations are integrated successfully with ours, we may not realize the full potential benefits of the transaction, including the leveraging of production and combined research and development that are expected. Such benefits may not be achieved within our anticipated time frame, or at all.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

        Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, North Korea, Sudan and Syria.

        Any new product offerings will be subject to review by the Bureau of Export Administration to determine what export classification they will receive. Enhancements to existing products may be subject to review by the Bureau of Export Administration to determine their export classification. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently we are allowed to export the products for which we have received classification in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

        In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part on having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.

Our stock price is volatile.

        The price of our Class A common stock has been, and likely will continue to be, subject to wide fluctuations in response to a number of events and factors, such as:

  •
  quarterly variations in operating results;

  •
  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

  •
  the operating and stock price performance of other companies that investors may deem comparable to us; and

  •
  news reports relating to trends in our markets.

        In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense. The diversion of management's attention and capital resources could have a material adverse effect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

Sales of our common stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        During January 2012, we entered into an At Market Issuance Sales Agreement ("2012 ATM") with MLV & Co. LLC ("MLV") under which are able to sell shares of our common stock for aggregate proceeds of $20,000,000 from time to time through MLV. Continued sales of our common stock, if any, under the 2012 ATM will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act. Future sales of our common stock are not guaranteed, and there are no firm commitments to receive funding under the 2012 ATM. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.

        Our Board of directors does not include any representatives of our strategic partners. However, our Board of directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board's deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

Governmental regulation may slow our growth and decrease our profitability.

        There are currently few laws or regulations that apply directly to the internet. Because our business is dependent in significant respect on the internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of internet usage or the acceptance of internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

        Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

        If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

If our common stock ceases to be listed for trading on the NASDAQ Capital Market, it may harm our stock price and make it more difficult to sell shares.

        Our common stock is listed on the NASDAQ Capital Market. On July 13, 2012, the Company received notification from the Listing Qualifications division of The NASDAQ Stock Market indicating that the Company's Class A common stock is subject to potential delisting from The NASDAQ Capital

Market because for a period of 30 consecutive business days, the bid price of the Company's Class A common stock closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 5550(a)(2) (the "Bid Price Rule"). This notice was the subject of the Company's filing on Form 8-K filed on July 13, 2012. The NASDAQ notice indicated that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until January 10, 2013, to regain compliance. If, at any time before January 10, 2013, the bid price of the Company's Class A common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ staff will provide written notification that it has achieved compliance with the Bid Price Rule. If the Company fails to regain compliance with the Bid Price Rule before January 10, 2013 but meets all of the other applicable standards for initial listing on the NASDAQ Capital Market with the exception of the minimum bid price, then the Company may be eligible to have an additional 180 calendar days, or until July 9, 2013, to regain compliance with the Bid Price Rule. The Company plans to make a diligent effort to maintain its listing, but we can make no assurances that we will be able to do so.

        We may not be successful in our efforts to be listed and remain listed on The NASDAQ Capital Market. The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Capital Market. As such, if our common stock ceases to be listed for trading on the NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.

DILUTION

        Our unaudited net tangible book value as of June 30, 2012 was approximately $(11,006,000) or $(0.109) per share of common stock, as determined on a pro forma basis. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the 3,324,750 shares of Class A common stock offered in this offering, at a public offering price of $1.0025 per share, and after deducting the placement agent fees, and estimated reimbursable and other offering expenses payable by us, our net tangible book value as of June 30, 2012 would have been approximately $(7,933,000), or $(0.076) per share of common stock. This represents an immediate increase in net tangible book value of $0.033 per share to our existing stockholders and an immediate and substantial dilution of $1.078 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$1.0025
Net tangible book value per share as of June 30, 2012 (unaudited)	(0.109)
Increase per share attributable to new investors	0.033

As adjusted net tangible book value per share after this offering		(0.076)

Dilution per share to new investors		$1.078

        The information above is based on 104,649,588 shares of Class A common stock and 33,556 shares of Class B common stock outstanding as of October 18, 2012 (after giving effect to this offering) and excludes:

  •
  13,846,545 shares of Class A common stock reserved for issuance upon the exercise of employee and director options outstanding.

  •
  3,345,820 shares of Class A common stock reserved for issuance under existing option plans.

  •
  1,259,164 of Class A common stock reserved for issuance under employee stock purchase plan.

  •
  3,898,206 shares of Class A common stock reserved for the exercise of warrants outstanding prior to this offering.

  •
  1,662,375 shares of Class A common stock reserved for exercise of warrants issued in this offering.

        To the extent that any of outstanding options or warrants are exercised, new options are issued under our stock incentive plans or we issue additional shares of common stock in the future, there will be further dilution to new investors.

        Our address is 480 Pleasant Street, Lee, Massachusetts 01238, and our telephone number is (413) 243-1600.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $3,073,000 (or $4,636,000 if the warrants are fully exercised) after deducting the estimated offering expenses. We will retain broad discretion over the use of the net proceeds from the sale of our Class A common stock offered hereby. We currently anticipate using the net proceeds from the sale of our Class A common stock hereby primarily for working capital.

        We may also use a portion of the net proceeds to acquire or invest in businesses complementary to Wave's business, products and technologies. Although we currently have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

DESCRIPTION OF WARRANTS

        The following description summarizes the material terms and provisions of the warrants being offered under this prospectus supplement.

Terms of Warrants

        Exercise Price.    The Warrants are exercisable for shares of common stock at an exercise price of $0.94 per share.

        Exercise Period.    The Warrants are exercisable for five (5) years beginning on the date of initial issuance of the Warrants.

        Exercise of Warrants.    Each Warrant will entitle the holder to purchase shares of common stock at the exercise price stated above. Holders of the Warrants may exercise the Warrants in whole or in part at any time after the date of initial issuance of the Warrants up to the expiration date specified above.

        Beneficial Ownership Blocker:    The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after the exercise. The holder may elect to change this beneficial ownership limitation from 4.99% to up to 9.99% of the number of our common shares outstanding immediately after the exercise upon not less than 61 days' prior written notice to us.

        Cashless exercise:    The holders of warrants must make payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying these warrants due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a "net" or "cashless" basis.

PLAN OF DISTRIBUTION

        Wave will enter into subscription agreements with certain Purchasers pursuant to which, subject to certain conditions, we will sell to the Purchasers up to 3,324,750 shares of Class A common stock offered hereby at $1.0025 per share as well as Warrants to purchase up to 1,662,375 shares of Class A common stock at $0.94 per share. The Warrants are exercisable for a period of five (5) years beginning on the date of issuance.

        Dawson James Securities, Inc., referred to as the placement agent, has entered into a placement agency agreement with us in which they have agreed to act as placement agent in connection with the offering. The placement agent has no obligation to buy any of the shares from us, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We may not sell the entire amount of our Class A common stock offered pursuant to this prospectus supplement.

        The placement agent will be entitled to a cash fee of 6% of the gross subscription proceeds of this offering paid to the Company at closing. Subject to compliance with FINRA Rule 5110(f)(2)(D), we will also reimburse the placement agent for expenses in an amount up to $30,000. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the securities we are offering:

Per Share	$0.06
Total	$199,984

        We negotiated the price for the Class A common stock offered in this offering with the Purchasers. The factors considered in determining the price included the recent market price of our Class A common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Class A common stock by the placement agent. Under these rules and regulations, the placement agent:

  •
  may not engage in any stabilization activity in connection with our securities; and

  •
  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

        We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        The transfer agent for our Class A common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Wave by Willkie Farr & Gallagher LLP, New York, New York. Dawson James Securities, Inc. is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wave and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2011 consolidated financial statements contain an explanatory paragraph that states that Wave has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

        The consolidated financial statements of Safend Ltd. and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Brightman Almagor Zohar & Co., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Wave is subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to Wave's obligations under the Securities Exchange Act of 1934, Wave files reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave's website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.

        As stated previously, Wave's Class A common stock is traded on the Nasdaq Capital Market. Material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows Wave to incorporate into this prospectus supplement information Wave files with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement and information Wave files with the SEC after the date of this prospectus supplement will automatically update and supersede this information. Wave incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the securities that are part of this offering have been sold. Wave also incorporates by reference herein any information it files with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents Wave has incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 30, 2012;

  •
  Wave's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2012;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 10, 2012;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on August 9, 2012;

  •
  Current Reports on Form 8-K filed with the SEC on January 30, 2012; March 15, 2012; May 11, 2012; May 29, 2012; June 20, 2012; July 13, 2012; and August 10, 2012 (but only including the first of the two Form 8-Ks filed by Wave on such date); and

  •
  The description of Wave's Class A common stock contained in its Registration Statement on Form 8-A.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        Wave will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

PROSPECTUS

WAVE SYSTEMS CORP.

480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600

$30,000,000

Class A Common Stock
Preferred Stock
Warrants
Units

           We may offer from time to time:

  •
  Shares of our Class A common stock;
  •
  Shares of our preferred stock;
  •
  Warrants to purchase any of the other securities that may be sold under this prospectus; and
  •
  Any combination of these securities.

           The securities we offer will have an aggregate public offering price of up to $30,000,000.

           The common stock that we offer pursuant to this prospectus includes the common stock that may be issued pursuant to the following currently outstanding warrants, which we refer to collectively in this prospectus as the Outstanding Warrants:

  •
  up to 165,000 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.15 per share through February 28, 2013;
  •
  up to 1,847,500 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.40 per share through October 30, 2013;
  •
  up to 967,500 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.28 per share through December 24, 2011;
  •
  up to 153,840 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.55 per share through March 13, 2012;
  •
  up to 432,692 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.55 per share through
  April 8, 2012;
  •
  up to 199,999 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.155 per share through January 17, 2015; and
  •
  up to 271,738 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.155 per share through January 22, 2015.

           We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus, except for the terms of the Outstanding Warrants which are set forth in this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

           We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." Our net proceeds from the sale of securities, other than the Outstanding Warrants, also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

           Our Class A common stock is traded on the Nasdaq Capital Market under the symbol "WAVX." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.

           Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is current as of the date of this prospectus even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus other than the Outstanding Warrants, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we

i

file with the SEC, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Unless the context requires otherwise or unless otherwise noted, all references to "Wave," "we," or "our" are to Wave Systems Corp.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Various statements made in this prospectus under the captions "Our Company" and "Risk Factors," and made elsewhere in this prospectus, and in documents incorporated into this prospectus, are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, level of activity or performance to be materially different from those expressed or implied by any forward-looking statement. This prospectus includes, without limitation, forward-looking information about the following:

  •
  the development of the markets and demand for our products and services;

  •
  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

  •
  our ability to generate revenues from sales of products;

  •
  our ability to generate license and other fee revenue in the future;

  •
  the amounts we invest in research and development activities in the future;

  •
  future levels of operating expenses associated with our business;

  •
  our future revenues and results of operations;

  •
  our future exposure to market risk; and

  •
  our future capital needs and our ability to fund those needs.

        When used in this prospectus, the words "may," "will," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "future," "could," "should," "would," "expect," "envision," "potentially" and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus under the heading "Risk Factors" and the documents incorporated herein by reference.

        In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

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 OUR COMPANY

        Wave develops, produces and markets products for hardware-based digital security, including security applications and services that are complementary to, and work with, the specifications of the Trusted Computing Group, www.trustedcomputinggroup.org ("TCG"), an industry standards organization comprised of computer and device manufacturers, software vendors and other computing products manufacturers. Specifications developed by the TCG are designed to address a broad range of current and evolving digital security issues. These issues include: identity protection, data security, digital signatures, electronic transaction integrity, platform trustworthiness, network security and regulatory compliance.

        Since 2008, we have held a permanent seat on the TCG Board of Directors (the "TCG Board"), joining permanent members AMD, Fujitsu, HP, IBM, Infineon, Intel, Lenovo and Microsoft. Wave has also elevated its membership status to the highest level of TCG "Promoter." Permanent members of the TCG Board provide guidance to the organization's work groups in the creation of the specifications to protect PCs and other computing devices from attacks and to help prevent data loss and theft. Wave's enhanced membership status allows it to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces. Wave is eligible to serve on and chair the TCG Board, Work Groups and Special Committees. Wave is able to submit revisions and addendum proposals for specifications with design guides and may review and comment on design guides prior to their adoption.

        One of the current TCG specifications recommends a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module ("TPM") that contains protected storage and performs protected activities, including platform authentication, protected cryptographic processes and capabilities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a "Trusted Platform"). The TPM is a hardware chip that is separate from the platform's main CPU(s) that enables secure protection of files and other digital secrets and performs critical security functions such as generating, storing and protecting "cryptographic keys" which are secret codes used to decipher encrypted or coded data. While TPMs provide the anchor for hardware security, known as the "root of trust", trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.

        Prior to the formation of the TCG, Wave developed its pioneering EMBASSY® (EMBedded Application Security SYstem) Trust System. The EMBASSY Trust System is a combination of client hardware consisting of the EMBASSY 2100 security chip (the "EMBASSY chip") and its firmware, and software consisting of the Trust Assurance Network ("TAN"), a back-office infrastructure that manages its security functions. As the market for TPM-enabled products has developed with computing devices being shipped in volume by leaders in the PC industry, Wave has enabled the development work on the EMBASSY Trust System to support security hardware based on the TCG specifications by repurposing these product assets. Wave has since developed a set of applications known as the EMBASSY Trust Suite, EMBASSY Trust Server products, middleware and software tools to work with various other chip manufacturers' TCG-specified TPMs that are now available.

        Wave's operations to-date have consisted primarily of product development, performance under contract to develop products and marketing and sales to personal computer and semi-conductor chip original equipment manufacturers, resellers, and enterprises. Wave's offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services. We can offer no assurances that our products will become industry standards or become widely accepted by the marketplace. You should carefully consider these risks, as well as the risks described under the caption "Risk Factors."

        Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the value of our securities could decline, and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

        Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and funding the acquisition of related businesses and technologies.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

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  Shares of our Class A common stock, par value $.01 per share, including shares issuable upon the exercise of the Outstanding Warrants;

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  Shares of our preferred stock, par value $.01 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus; or

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  Any combination of these securities.

        The terms of any securities offered, including the price, will be determined at the time of sale except for the terms of the Outstanding Warrants which are included in this prospectus. We may issue preferred stock that is exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

        Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation") and Restated By-Laws which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value. Shares of our Class B common stock are not being offered pursuant to this prospectus.

        As of June 14, 2011, a total of 83,079,696 shares of our Class A common stock and 35,556 shares of our Class B common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding as of June 14, 2011. Warrants to purchase 4,112,057 shares of our Class A common stock were outstanding as of June 14, 2011.

Common Stock

        Wave's Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

        The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave's board of directors or in the event of an "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave's board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave's board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision does not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

        Under Wave's Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave's Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

        Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave's board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave's Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

        The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

        Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Listing

        Our Class A Common Stock is listed on the Nasdaq Capital Market under the trading symbol "WAVX."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (718) 921-8210.

Outstanding Warrants

Warrants Sold in February 2008

        On February 28, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $1.15 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 165,000 shares of our Class A common stock and will terminate on February 28, 2013. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in October 2008

        Pursuant to the 2008 Registration Statement, on October 30, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.40 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 1,847,500 shares of our Class A common stock and will terminate on October 30, 2013. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in December 2008

        Pursuant to the 2008 Registration Statement, on December 24, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.28 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 967,500 shares of our Class A common stock and will terminate on December 24, 2011. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in March 2009

        Pursuant to the 2008 Registration Statement, on March 13, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.55 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 153,840 shares of our Class A common stock and will terminate on March 13, 2012. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in April 2009

        Pursuant to the 2008 Registration Statement, on April 8, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.55 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 432,692 shares of our Class A common stock and will terminate on April 8, 2012. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in July 2009

        Pursuant to the 2008 Registration Statement, on July 16, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $1.155 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 199,999 shares of our Class A common stock and will terminate on January 17, 2015.

        Pursuant to the 2008 Registration Statement, on July 21, 2009, we sold warrants exercisable shares of our Class A common stock at an exercise price of $1.155 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 271,738 shares of our Class A common stock and will terminate on January 22, 2015. The terms of the warrants sold on July 16, 2009 and July 21, 2009 are substantially the same and are summarized below.

        Each warrant will entitle the holder to purchase shares of Class A common stock at the exercise price stated above. Holders of the warrants may exercise the warrants in whole or in part at any time after the six-month anniversary of the date of issuance and up to the expiration date specified above. The holder of a warrant may exercise the warrant by delivering to us (or another office or agency that we may designate by notice in writing to the holder at the address of such holder appearing on the books of the Company) an executed Notice of Exercise Form which is attached to each warrant. The holder will be required to physically surrender a warrant to us when the holder has purchased all of the shares of Class A common stock under the warrant and the warrant has been exercised in full. Certificates for shares of Class A common stock purchased hereunder will be transmitted by our transfer agent to the holder by crediting the account of the holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise Form within 3 trading days from the delivery of the Notice of Exercise Form, surrender of this warrant (if required) and payment of the aggregate exercise price.

        In addition to any other rights available to the holder, if we fail to cause our transfer agent to transmit and deliver shares of Class A common stock following the exercise of a warrant in a timely manner, and if after such date the holder is required by its broker to purchase shares of Class A common stock to deliver in satisfaction of a sale by the holder of the shares of Class A common stock which the holder anticipated receiving upon such exercise, then we will (1) pay in cash to the holder the amount by which the holder's total purchase price (including brokerage commissions, if any) for the shares of Class A common stock purchased exceeds the amount obtained by multiplying (A) the number of shares of Class A common stock that we were required to deliver to the holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the portion of the warrant that was not honored or deliver to the holder the number of shares of Class A common stock that would have been issued had we timely complied with our exercise and delivery obligations.

        If at any time after the six-month anniversary of the date of issuance there is not an effective registration statement or current prospectus covering the resale of the Class A common stock issuable upon exercise of the warrants, then a holder of a warrant may also exercise the warrant by means of a "cashless exercise." In the event of a cashless exercise, the holder will be entitled to receive a certificate for a number of shares of Class A common stock equal to: (i) the daily volume weighted average price of the Class A common stock on the trading day immediately preceding the day that the holder elects to do a cashless exercise, minus the exercise price; (ii) multiplied by the number of shares of Class A common stock underlying the warrant that the holder wishes to exercise; and (iii) divided by the daily volume weighted average price of the Class A common stock on the trading day immediately preceding the day that the holder elects to do a cashless exercise.

        Pursuant to the terms of the warrants, we will not be required to effect the exercise of any warrant, and a holder will not have the right to exercise any portion of a warrant, if after giving effect to the exercise of the warrant and issuance of shares of Class A common stock, the holder and his affiliates, and any other person or entity acting as a group together with the holder or any of the holder's affiliates, would beneficially own in excess of 4.99% of our outstanding Class A common stock (calculated after giving effect to the exercise of the applicable warrant). Beneficial ownership will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. A holder may elect, upon not less than 61 days' prior notice to us to increase the 4.99% limitation to 9.99% of the number of shares of the Class A common stock outstanding immediately after giving effect to the issuance of shares of upon exercise of a warrant.

        If we (i) pay a stock dividend or otherwise make a distribution or distributions on shares of Class A common stock or any other equity or equity equivalent securities payable in shares of Class A common stock, (ii) effect a stock-split or otherwise subdivide outstanding shares of Class A common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Class A common stock into a smaller number of shares, or (iv) reclassify the Class A common stock into any other shares of capital stock of the Company, then in each case the exercise price of the warrants will be adjusted by multiplying the exercise price by the following fraction: (x) the numerator will be the number of shares of Class A common stock (excluding treasury shares, if any) outstanding immediately before the event; and (y) the denominator will be the number of shares of

Class A common stock outstanding immediately after the event. In addition, the number of shares issuable upon exercise of the warrants shall be proportionately adjusted.

        If, at any time after the warrants become exercisable, we effect a reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets or liquidating distribution, the holders of the warrants will have the right to receive upon the exercise of a warrant the kind and amount of shares of stock or other securities or property that the holder would have been entitled to receive if, immediately prior to the reorganization, reclassification, consolidation, merger, sale of assets, or liquidating distribution, as the case may be, the holder had held the number of shares of Class A common stock which were still issuable under the warrant.

        The warrants and all rights under the warrants are transferable, in whole or in part, upon surrender of a warrant at our principal office, together with a written assignment of the warrant in the form attached to the warrant that is executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes.

        The warrant does not entitle the holder to any voting rights or other rights as a shareholder prior to the exercise of the warrant.

Preferred Stock

        Pursuant to our Restated Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

        We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and Restated By-laws and of Delaware Law

        Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

        Restated Certificate of Incorporation and Restated By-laws.    Our Restated By-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. In addition, under our Restated By-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors. Provisions of our Restated By-laws may be amended by the board of directors without the approval of our shareholders. Our Restated Certificate of Incorporation provides that our board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines. Our board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of our common stock. As described above, shares of our Class B Common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of us. The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of us.

        Delaware Takeover Statute.    Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation's voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation's voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

 DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants that may be issued under this prospectus. This information does not relate to the Outstanding Warrants, which are described above. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued under this prospectus independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, number and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  the date, if any, on and after which the warrants and related securities, if any, will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire, and procedures and conditions relating to the exercise of the warrants;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material or special United States federal income tax considerations applicable to the warrants;

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  provisions for adjustment of the exercise price or number or amount of securities issuable upon the exercise of the warrants; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

        We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply, as the case may be, to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

        We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The maximum compensation or discount to be received by any member of the Financial Industry Regulatory Authority or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also sell and effect the distribution of up to 4,038,269 shares of Class A common stock issuable pursuant to the Outstanding Warrants. Shares issued upon exercise of the Outstanding Warrants will be issued by Wave directly to the holders of the warrants upon such warrant holder's election to exercise the warrants for cash. Additional information on the exercise provisions of the Outstanding Warrants is described below under the heading "Common Stock—Outstanding Warrants".

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose

"penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        Our Class A common stock is listed on the Nasdaq Capital Market under the symbol "WAVX". Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wave Systems Corp. and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2010 consolidated financial statements contain an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Securities Exchange Act of 1934, we file reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave's website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.

        As stated previously, our Class A common stock is traded on the Nasdaq Capital Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that are part of this offering have been sold. We also incorporate by reference herein any information we file with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents we have incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011;

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  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 10, 2011;

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  Current Reports on Form 8-K filed with the SEC on April 14, 2011 and June 17, 2011;

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  the description of our common stock contained in our Registration Statement on Form 8-A; and

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2011.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.